Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

GRAMERCY CAPITAL CORP.

Offer to Purchase for Cash
up to 4,000,000 shares of
8.125% Series A Cumulative Redeemable Preferred Stock
(CUSIP No.  384871 30 7)
at $15.00 net per share

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 29, 2010, UNLESS EXTENDED OR EARLIER TERMINATED BY GRAMERCY CAPITAL CORP (THE "EXPIRATION DATE").  TENDERING HOLDERS MAY WITHDRAW PREVIOUSLY TENDERED SERIES A SHARES AT ANY TIME BEFORE THE EXPIRATION OF THE OFFER.

The Depositary for the Offer is:

D.F. King & Co., Inc.
48 Wall Street – 22nd Floor
New York, New York 10005

By Regular, Registered or Certified Mail;
Hand or Overnight Delivery:

D.F. King & Co., Inc.
Attn: Elton Bagley
48 Wall Street – 22nd Floor
New York, New York 10005
Banks and Brokers call: (212) 269-5550
All Others Call Toll Free: (800) 859-8508

Email: gramercy@dfking.com

For use only by registered holders of the 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the "Series A Shares"), of Gramercy Capital Corp. (the "Company").  Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.  Delivery will be deemed made only when actually received by the Depositary.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

1

DESCRIPTION OF SERIES A SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Number of Series A Share(s) Tendered

Total Shares Tendered

The undersigned hereby acknowledges having received the Offer to Purchase, dated October 1, 2010 (the "Offer to Purchase"), of the Company and this Letter of Transmittal (the "Letter of Transmittal"), which together set forth the terms and conditions of the Company's offer (the "Offer") to purchase up to 4,000,000 of the Company's outstanding Series A Shares, upon the terms and subject to the conditions specified in the Offer to Purchase and herein.

The Company reserves the right, at any time or from time to time, to extend the Offer, in which event the term "Expiration Date" shall mean the latest time and date to which the Offer is extended.  The Company shall issue a press release announcing any extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be completed by holders of Series A Shares for delivery of Series A Shares to be made by book-entry transfer to the account of D.F. King & Co., Inc. (the "Depositary") at The Depository Trust Company ("DTC" or the "book-entry transfer facility") pursuant to the book-entry transfer procedure described in the section of the Offer to Purchase entitled "The Offer—Procedures for Tendering."

Delivery of documents to DTC does not constitute delivery to the Depositary.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

None of the Company's officers, the Company's employees, the Company's Board of Directors, the Dealer Manager, the Information Agent or the Depositary is making a recommendation to any holder of Series A Shares as to whether to tender shares in the Offer.  Each holder must make his or her own investment decision regarding the Offer based upon his or her assessment of the value of the Series A Shares and any other factors he or she deems relevant.

☐	CHECK HERE IF TENDERED SERIES A SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Offer, the undersigned hereby tenders to the Company the Series A Shares set forth in the box above entitled "Description of Series A Shares Tendered."  Subject to, and effective upon, the acceptance for payment of the Series A Shares tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Series A Shares as are being tendered hereby.

The undersigned understands that, if Series A Shares are accepted for payment in the Offer, the undersigned will receive $15.00, net in cash (the "Offer Price"), without interest, for each Series A Share purchased by the Company.

The Company will not complete the Offer (and, therefore, the Company will not purchase any tendered Series A Shares) unless the conditions set forth in the Offer to Purchase have been satisfied or waived.  See "The Offer—Conditions of the Offer" in the Offer to Purchase.

The Company is offering to purchase up to 4,000,000 Series A Shares.  If, at the expiration of the Offer, more than 4,000,000 Series A Shares have been validly tendered and not withdrawn, and all conditions to the Offer have been satisfied or waived, the Company will purchase 4,000,000 Series A Shares from the tendering holders on a pro rata basis based on the number of Series A Shares tendered by each holder, except that the Company will not purchase fractional Series A Shares.  Any Series A Shares not accepted for payment will be returned to the registered holder(s) signing this Letter of Transmittal as promptly as practicable following the expiration or termination of the Offer.

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Offer to Purchase.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Series A Shares tendered hereby, (ii) the undersigned has a net long position in the Series A Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (iii) the tender of the Series A Shares tendered hereby complies with Rule 14e-4, and (iv) the Company will acquire good and unencumbered title to the tendered Series A Shares, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, when those shares are accepted for payment by the Company.

The undersigned further represents and warrants that the undersigned has read and agrees to all of the terms and conditions of the Offer.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned.  This tender is irrevocable; provided, that the Series A Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date, and unless theretofore accepted for payment and not returned as provided for in the Offer to Purchase, may also be withdrawn after the expiration of 40 business days after the commencement of the Offer, subject to the withdrawal procedures set forth in the Offer to Purchase. By tendering Series A Shares the undersigned hereby acknowledges and agrees that the Dealer Manager is acting as its agent and not in any other capacity with respect to the undersigned.

Subject to, and effective upon, the acceptance for payment of all of the Series A Shares tendered by this Letter of Transmittal in accordance with the terms and conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Series A Shares tendered by this Letter of Transmittal, and releases and discharges the Company and its officers and directors from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, the Series A Shares.  The undersigned hereby acknowledges receipt of the Offer to Purchase, the terms of which are incorporated herein by reference.  The undersigned hereby irrevocably constitutes and appoints the Depositary as its agent and attorney-in-fact, with full power and authority in its name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Offer, as the undersigned's true and lawful representative, attorney-in-fact and agent with respect to the tendered Series A Shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offer to Purchase, to (1) deliver the tendered Series A Shares to the Company together with all accompanying evidences of transfer and authenticity to the Company, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered Series A Shares, (2) present the tendered Series A Shares for transfer, and to transfer the tendered Series A Shares on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Series A Shares for transfer, and to transfer the tendered Series A Shares on the books of the Company, and (4) receive all benefits and otherwise exercise all rights of ownership of the tendered Series A Shares, all in accordance with the terms and conditions of the Offer.  Such appointment will be automatically revoked if the Company does not accept for payment the Series A Shares that the undersigned has tendered.  The foregoing power of attorney shall terminate upon execution by the Depositary of an instrument of termination that specifies in writing that the foregoing power of attorney is terminated.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Series A Shares tendered hereby.  All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.  This tender may be withdrawn only in accordance with the procedures set forth in the section of the Offer to Purchase entitled "The Offer—Withdrawal Rights."

Unless otherwise indicated herein in the box entitled "Special Payment Instructions" below, please deliver payment of the purchase price for any Series A Shares accepted for payment to the registered holder(s) at the address appearing under the above "Description of Series A Shares Tendered" box.  In the event that the box entitled "Special Payment Instructions" is completed, please deliver payment of the purchase price for any Series A Shares accepted for payment to the person or persons and at the address(es) so indicated.

THE UNDERSIGNED, BY COMPLETING THE ABOVE "DESCRIPTION OF SERIES A SHARES TENDERED" BOX AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THEIR SERIES A SHARES AS SET FORTH IN SUCH BOX ABOVE.

COMPLETE THE FOLLOWING BOXES ONLY IF APPLICABLE

SPECIAL PAYMENT INSTRUCTIONS
(See Instruction 6)

To be completed ONLY if the payment of the purchase price for Series A Shares accepted for payment is to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Series A Shares Tendered" within this Letter of Transmittal.

Issue the payment to:

Name:
(Please Print)

Address:
(Include Zip Code)

(Taxpayer Identification or Social Security Number)

DESIGNATION OF SOLICITING BROKER
(See Instruction 10)

To be completed only if (1) the aggregate number of Series A Shares being tendered by you (pursuant to this Letter of Transmittal and by any other means) is 10,000 or fewer and (2) you wish to designate a soliciting dealer as eligible to receive a Soliciting Dealer Fee.

Name of Soliciting Dealer:
(Please Print)

Address of Soliciting Dealer:
(Include Zip Code)

IMPORTANT

PLEASE SIGN HERE
(Complete IRS Form W-9 or IRS Form W-8, as applicable)

This Letter of Transmittal must be signed by a participant in DTC exactly as such participant's name appears on a security position listing as the owner of the Series A Shares.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company and the Depositary of such person's authority to so act.  See Instruction 5.

SIGNATURE(S) OF HOLDERS

Dated:
Name(s)
Capacity (full title)
Address

Area Code and Telephone Number

GUARANTEE OF SIGNATURE(S)
(IF REQUIRED; SEE INSTRUCTION 1)

Name of Firm
Address

Authorized Signature
Name
Area Code and Telephone Number

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF
THE OFFER

1.           Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an "Eligible Institution").  Signatures on this Letter of Transmittal need not be guaranteed if (a) this Letter of Transmittal is signed by the registered holder(s) of the Series A Shares tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the Series A Shares, and neither has completed the box entitled "Special Payment Instructions," or (b) such Series A Shares are tendered for the account of an Eligible Institution.  See Instruction 5.

2.           Delivery of this Letter of Transmittal and Book-Entry Confirmations.  This Letter of Transmittal is to be used by each holder of Series A Shares for delivery of Series A Shares to be made by book entry transfer.  The tender by a holder that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the holder and the Company in accordance with the terms and subject to the conditions of the Offer.  If you are not a registered holder of Series A Shares, please contact your broker, bank or other nominee for further instructions.

If you want to tender Series A Shares that you beneficially own but you hold those Series A Shares through a broker, dealer or other nominee, you should contact the broker, dealer or other nominee promptly and instruct it to tender your Series A Shares on your behalf.

The method of delivery of Series A Shares, the Letter of Transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation).  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

3.           Receipt of Offer to Purchase; Power of Attorney.  By tendering your Series A Shares in accordance with the procedures described in the Offer to Purchase and the Letter of Transmittal, you acknowledge you have received the Offer to Purchase.  You irrevocably constitute and appoint the Depositary as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Offer, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered Series A Shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offer to Purchase, to (1) deliver the tendered Series A Shares to the Company, together with all accompanying evidences of transfer and authenticity, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered Series A Shares, (2) present the tendered Series A Shares for transfer, and to transfer the tendered Series A Shares on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Series A Shares for transfer, and to transfer the tendered Series A Shares on the books of the Company, and (4) receive all benefits and otherwise exercise all rights of ownership of the tendered Series A Shares, all in accordance with the terms and conditions of the Offer.  Such appointment will be automatically revoked if the Company does not accept for payment Series A Shares that a holder has tendered.

4.           Withdrawal Procedures.  Holders who wish to exercise their right of withdrawal with respect to the Offer must give written notice of withdrawal.

If Series A Shares are held through a broker, bank or other nominee in book-entry form, a withdrawal of Series A Shares will be effective if the broker, bank or other nominee complies with the appropriate procedures of DTC prior to the Expiration Date or, if the holder's shares are not previously accepted for payment by the Company, after the expiration of 40 business days after the commencement of the Offer.  Any notice of withdrawal must identify the beneficial owner of the Series A Shares to be withdrawn, including the beneficial owner's name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC.

Any Series A Shares withdrawn will be deemed not to have been validly tendered for purposes of the Offer and no cash consideration will be issued in payment unless the Series A Shares so withdrawn are validly re-tendered.

5.           Signatures on this Letter of Transmittal.  If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Series A Shares tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Series A Shares.

If any of the Series A Shares tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal.

If any of the Series A Shares tendered are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Depositary of the authority of such persons to act must be submitted.

6.           Special Payment Instructions.  Tendering holders should indicate in the applicable box or boxes the name and address to which the payment of the Offer Price for Series A Shares accepted for payment is to be issued ONLY if such payment is to be made to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of Series A Shares Tendered" within this Letter of Transmittal.  In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

7.           Transfer Taxes.  The Company will pay all transfer taxes applicable to the purchase and transfer of Series A Shares pursuant to the Offer.

Additionally, if the holder owns the Series A Shares through a broker, dealer or other nominee, and the broker, dealer or other nominee tenders the shares on the holder's behalf, the broker, dealer or other nominee may charge the holder a fee for doing so.  The holder should consult the holder's broker, dealer or nominee to determine whether any charges will apply.

8.           Requests for Assistance or Additional Copies.  Any questions, requests for assistance and requests for additional copies of the Offer to Purchase or this Letter of Transmittal should be directed to the Information Agent at the address and telephone numbers listed on the back cover of this Letter of Transmittal.

9.           Irregularities.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Series A Shares in the Offer will be determined by the Company, in its sole discretion, and its determination will be final and binding.  The Company reserves the absolute right to reject any and all tenders of Series A Shares in the Offer that it determines are not in proper form or the acceptance for payment or purchase of which may, in the opinion of the Company, be unlawful.  Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company also reserves the right to waive, prior to the Expiration Date, in its sole discretion, any of the conditions to the Offer, including the right to waive any defect or irregularity in the tender of any Series A Shares in the Offer.  No tender of Series A Shares will be deemed to have been made until all defects and irregularities in the tender of such shares in the Offer have been cured or waived.  None of the Company, the Dealer Manager, the Information Agent or the Depositary or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Series A Shares in the Offer, nor will any of them incur any liability for failure to give any such notification.  The Company's interpretation of the terms or conditions of the Offer (including this Letter of Transmittal) will be final and binding.

10.         Soliciting Dealer Fee. With respect to any tender of Series A Shares where the aggregate amount of Series A Shares being tendered by the tendering holder and its affiliates and family members (whether in a single tender or in multiple tenders) is 10,000 or fewer Series A Shares, the Company will pay the applicable soliciting dealer a fee equal to $0.375 for each Series A Share that is validly tendered and accepted for payment (the "Soliciting Dealer Fee").  In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Notice of Solicited Tenders must be delivered by the applicable soliciting dealer to the Information Agent on or prior to the Expiration Date.  The Company will, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

A soliciting dealer is a retail broker designated in a valid Notice of Solicited Tenders that solicited or assisted in arranging a tender of Series A Shares pursuant to the Offer and is:  (i) a broker or dealer in securities and a member of a national securities exchange in the United States or of FINRA; or (ii) a bank or trust company located in the United States.

Soliciting dealers will be eligible to receive the Soliciting Dealer Fee even when the activities of soliciting dealers in connection with the Offer consist solely of forwarding to clients materials relating to the Offer and tendering or arranging for the tender of Series A Shares on behalf of the beneficial owners thereof.  Each soliciting dealer will be required to confirm that each holder of Series A Shares that it solicits has received a copy of the Offer to Purchase or concurrently with such solicitation was provided with a copy of the Offer to Purchase.  No soliciting dealer is required to make any recommendation to holders of Series A Shares as to whether to tender or refrain from tendering in response to the Offer.  No assumption will be made, in paying the Soliciting Dealer Fee to any soliciting dealer, that the soliciting dealer's activities in connection with the Offer included any activities other than those described in this paragraph.

A soliciting dealer is not entitled to a Soliciting Dealer Fee:

(a)	with respect to Series A Shares beneficially owned by the soliciting dealer or by any affiliate of the soliciting dealer; or

(b)
with respect to Series A Shares that are registered in the name of the soliciting dealer, unless those Series A Shares are held by the soliciting dealer as a nominee and are tendered on behalf of the beneficial owner of those Series A Shares; or

(c)
with respect to Series A Shares tendered by the holder of record, for the account of that holder, unless the tendering holder designates the soliciting dealer for this purpose in the Letter of Transmittal; or

(d)	with respect to Series A Shares that for any reason are not accepted for payment and purchased pursuant to the Offer; or

(e)
if the soliciting dealer is an affiliate of (i) the Company, (ii) any officer or director of the Company or (iii) any beneficial owner of 5% or more of the outstanding shares of Common Stock of the Company.

Soliciting dealers should take care to ensure that proper records are kept to document their entitlement to any Soliciting Dealer Fee.  The Company and the Information Agent reserve the right to require additional information at their discretion, as deemed warranted, to confirm such entitlement.

11.         Waiver of Conditions.  Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Offer to Purchase.

12.         Inadequate Space.  If the space provided in the above "Description of Series A Shares Tendered" box is inadequate, the number of Series A Shares and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal.

13.         Backup Withholding and Information Reporting.  Under U.S. federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain holders pursuant to the Offer unless each tendering holder that is a U.S. citizen, resident or entity, and, if applicable, each other U.S. payee, provides the Depositary (as payor) with such holder's or payee's correct taxpayer identification number ("TIN") and certifies that such holder or payee is not subject to such backup withholding by completing an IRS Form W-9.  Certain holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides a proper certificate exempting such holder from backup withholding.  A tendering holder who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate IRS Form W-8.  Such forms may be obtained from the Depositary or at the IRS website, www.irs.gov.

All tendering holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

Failure to complete an IRS Form W-9 will not, by itself, cause Series A Shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the Offer.

Any questions, requests for assistance and requests for additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers set forth below.  Holders of Series A Shares may also contact their broker, dealer or other nominee for assistance concerning the Offer.

The Dealer Manager for the Offer is:

Citigroup Global Markets Inc.
390 Greenwich Street, 1st Floor
New York, New York 10013
Collect: (212) 723-6106
Toll-Free: (800) 558-3745
Attention: Liability Management Group

The Information Agent for the Offer is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 1005

Banks and Brokers Call:  (212) 269-5550
All Others Call Toll Free:  (800) 859-8508